Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Quantum-Si Incorporated of our report dated March 3, 2026 relating to the financial statements, which appears in Quantum-Si Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

San Diego, California

March 3, 2026